FOR IMMEDIATE RELEASE

Papa Murphy’s Holdings, Inc. Announces New Credit Facility

Vancouver, WA, August 28, 2014 (Globe Newswire) - Papa Murphy’s Holdings, Inc. (NASDAQ: FRSH) today announced that it has successfully closed on a new $132 million senior secured credit facility. The new five year facility, consisting of a $112 million senior secured term loan and a $20 million revolving credit facility, replaces the Company’s existing $122 million facility, which consisted of a $112 million senior secured term loan and a $10 million revolving credit facility. As of the end of the Company’s fiscal second quarter on June 30, 2014, the balance outstanding under the existing credit facility was $112.1 million.

Based on current market conditions, the refinancing represents a 200 basis point reduction in borrowing costs and is estimated to reduce annual cash interest expense by approximately $2.25 million per year and benefit on-going annual earnings per share in the range of $0.09-$0.10, on a fully-diluted basis.

Ken Calwell, President and Chief Executive Officer of Papa Murphy’s Holdings, Inc. said, “We are pleased to have completed the refinancing of this new credit facility, which was made possible as a result of our improved credit profile as a public company. The new facility gives us even greater financial flexibility to support the tremendous growth potential of this business while at the same time significantly reducing our cost of debt and improving EPS.”

GE Capital Markets, Inc. was Sole Lead Arranger for the transaction. Citizens Bank, N.A. was Documentation Agent and Wells Fargo Banks, N.A. was Syndication Agent for the transaction.

About Papa Murphy’s
Papa Murphy's is a franchisor and operator of the largest Take 'N' Bake pizza chain in the United States, selling uncooked pizzas that customers bake at home. The Company was founded in 1981 and currently operates over 1,400 franchised and company-owned fresh pizza stores in 38 states, Canada and United Arab Emirates. Papa Murphy's core purpose is to bring all families together through food people love with a goal to create fun, convenient and fulfilling family dinners. In addition to scratch-made pizzas, the Company offers a growing menu of grab 'n' go items, including salads, sides and desserts.

Forward-looking Statements
Certain statements contained in this news release, as well as other information provided from time to time by Papa Murphy's Holdings, Inc. or its employees, may contain forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Forward-looking statements give the Company's current expectations and projections relating to the Company's future earnings, growth potential, and cost of capital. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "guidance," "anticipate," "estimate," "expect," "forecast," "project," "plan," "intend," "believe," "confident," "may," "should," "can have," "likely," "future" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

Any such forward looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company's control) and assumptions. Although the Company believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in any forward-looking statements. Please refer to the risk factors discussed in the Company’s Registration Statement on Form S-1, as amended, (File No: 333-194488) as supplemented by the risk factors included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014 (each of which can be found at the SEC’s website www.sec.gov) and each such risk factor is specifically incorporated into this press release. Should one or more of these risks or uncertainties materialize, the Company's actual results may vary in material respects from those projected in any forward-looking statements.

Any forward-looking statement made by the Company in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Contact:
Fitzhugh Taylor, ICR
fitzhugh.taylor@icrinc.com
877-747-7272

Media Contact:
Jessica Liddell, ICR
jessica.liddell@icrinc.com
203-682-8208